Exhibit 10.5

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

April 26, 2019

Ing. Octavio Romero Oropeza

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

11300 Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to the references to DeGolyer and MacNaughton as set forth under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company – Infrastructure of PEMEX – Exploration and Production – Reserves,” and “Item 19. Exhibits. Documents filed as exhibits to this Form 20-F” in the Annual Report on Form 20-F of Petróleos Mexicanos (PEMEX) for the year ended December 31, 2018 (the Form 20-F), and to the filing as Exhibit 10.6 to the Form 20-F of our report of third party dated April 15, 2019, describing our independent reserves evaluation of the estimated proved natural gas quantities and oil, condensate, sales gas, plant liquids, dry gas equivalent to liquids, and oil equivalent reserves that PEMEX has represented are owned by the United Mexican States (México) as of January 1, 2019, for certain fields located in the Activo Integral de Producción AS02-03, AS02-04, and BN02, which include reserves that PEMEX has represented that it has the right to extract and sell. PEMEX has represented that the Activo Integral de Producción BN02 is located in the Aceite Terciario de Golfo and Poza Rica-Altamira business units in the Northern region of México and the Activo Integral de Producción AS02-03 and AS02-04 are located in the Abkatún-Pol-Chuc and Litoral de Tabasco business units in the Marine regions of México. These estimates were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S–X of the United States Securities and Exchange Commission.

Very truly yours,

/S/ DEGOLYER AND MACNAUGHTON

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716